UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

INVERNESS HOLDINGS LLC

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

FREDERICK DISANTO

SAMEH FAHMY

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Ancora Alternatives LLC (“Ancora Alternatives”), together with the other participants named herein, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of their slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern Corporation, a Virginia corporation (the “Company”). From time to time, Ancora Alternatives and the other participants named herein may refer shareholders of the Company to such materials reproduced herein, recent articles or other materials. The materials disclosed herein may be posted to the Ancora Alternatives campaign website at www.movenscforward.com (the “Website”).

Item 1: From time to time, Ancora Alternatives and the other participants named herein may refer shareholders of the Company to such materials reproduced below.

Exhibit 1:

The Brotherhood of Locomotive Engineers and Trainmen, an Affiliate of the International Brotherhood of Teamsters, Calls for New Leadership at Norfolk Southern

BLET Endorses Ancora’s Full Slate of Directors and Proposed Management Team for Norfolk Southern

After Careful Review and Announced New Developments By NS’ Current CEO Alan Shaw And COO John Orr, BLET Finds That The Best Path Forward For Its Members And The Railroad’s Long-Term Success Is A Change In Leadership At Norfolk Southern

April 26, 2024 10:15 AM Eastern Daylight Time

INDEPENDENCE, Ohio--(BUSINESS WIRE)--The Brotherhood of Locomotive Engineers and Trainmen (“BLET”), an affiliate of the Rail Division of the International Brotherhood of Teamsters, announced today that it has determined, after careful review and new developments since the proxy battle began, that a change in leadership at Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern”) is necessary and in the best interest of both BLET members and the railroad’s long-term success.

“BLET’s three elected General Chairmen representing locomotive engineers and trainmen at Norfolk Southern met with Ancora’s leadership team yesterday and determined that they are the right leaders for Norfolk Southern moving forward,” said BLET National President Edward Hall. “After the railroad’s CEO Alan Shaw hired COO John Orr and following the public comments of both those executives on their strategy for NS, our General Chairmen determined that a change at the top is needed. Although this decision was not easy, the General Chairmen believe it is necessary.”

Contacts

Jamie Horwitz
202-549-4921
jhdcpr@starpower.net

Exhibit 2:

Activist Ancora endorsed by second Norfolk Southern union in proxy contest

CNBC

By Rohan Goswami

April 26, 2024

•	The BLET Teamsters said they would back activist Ancora’s efforts to oust Norfolk Southern CEO Alan Shaw in favor of new management.
•	It’s the second union endorsement for the activist’s seven-director slate and is unprecedented at an activist railroad campaign. It means roughly half of the unionized workforce at Norfolk Southern is supporting Ancora.
•	Ancora and Norfolk Southern have been making their case to shareholders ahead of a May 9 annual meeting.

A second Norfolk Southern union said Friday it would back activist Ancora’s efforts to elect seven directors and oust CEO Alan Shaw, a sign of labor dissatisfaction with management and a key endorsement for Ancora as Norfolk Southern’s shareholder meeting nears.

The BLET Teamsters, which represents the engineers and trainsmen who operate Norfolk Southern’s locomotives, said Friday that they’re throwing their weight behind Ancora.

“After the railroad’s CEO Alan Shaw hired COO John Orr and following the public comments of both those executives on their strategy for NS, our General Chairman determined that a change at the top is needed,” BLET president Edward Hall said.

Union support is unprecedented for an activist railroad campaign. The BLET Teamsters initially said they would vote their shares with management in February, but decided to back the plan for leadership change following outreach from and meetings with CEO pick Jim Barber and Ancora’s chief operating officer nominee Jamie Boychuk.

“It’s a privilege to receive support from the BLET Teamsters, who believe in our plan to improve performance, safety and employee relations at Norfolk Southern,” Barber said.

The latest endorsement, coupled with the support of the BMWED Teamsters announced on Thursday, means that roughly half of the unionized employees at Norfolk Southern are supporting the activist, Ancora said.

“We recognize the hard work that the BLET Teamsters members and all of the Company’s employees put in every day,” Boychuk said.

The BMWED Teamsters also initially came out against the activist’s plan in February, before deciding to back Ancora.

After news of Ancora’s union support broke, a coalition of nearly a dozen unions on Friday reiterated their support for Norfolk Southern management.

“Railway labor unions, shippers and federal regulators have all warned that Ancora’s plans will jeopardize the safety and service improvements that Norfolk Southern has made since the 2023 derailment in East Palestine, Ohio,” the unions said in a statement.

Norfolk Southern and Ancora are fighting to win support from the railroad’s shareholders ahead of a May 9 annual meeting. Ancora has nominated seven directors and has argued that the railroad needs to focus on more traditional precision-scheduled railroading, or PSR, principles.

But the railroad also appointed a COO, John Orr, who has experience implementing PSR. The mix of a “resiliency” model, where the railroad would keep trains and staff on standby, paired with a PSR model, where the priority is to keep trains and crews moving, has drawn criticism from Ancora.

A devastating 2023 derailment in East Palestine, Ohio, has loomed over Norfolk Southern’s moves and Ancora’s ambitions.

Regulators have praised Norfolk Southern’s response to the crisis, and the company said Ancora’s plan would lead to furloughs and damage their relationships with regulators. The company announced a $600 million settlement around the derailment earlier this year and has said that maintaining a safety-oriented culture is a top priority.

Exhibit 3:

Item 2: On April 26, 2024, Ancora Alternatives sent the following communication to the Company’s shareholders.

Item 3: On April 26, 2024, Ancora Alternatives added the following page to the Website.

CASE FOR CHANGE | PROPOSED DIRECTORS | PROPOSED MANAGEMENT | PLAN OVERVIEW | LABOR SUPPORT | RESOURCES & FILINGS | HOW TO VOTE

Labor Support

Labor groups supportive of Ancora's proposed slate and management team collectively represent approximately half of Norfolk Southern's unionized workforce.

THE BROTHERHOOD OF LOCOMOTIVE ENGINEERS AND TRAINMEN / APRIL 26, 2024

> "The BMWED-IBT, after more than a year of non-committal hedging on reasonable, needed changes and untenable shakiness in management at Norfolk Southern, has determined that a change in leadership is needed for the freight rail carrier and its employees.
>
> Following yesterday's earnings call and a reasonably constructive meeting with a potential new leadership team, our Brotherhood has determined that a change at the top would be the best course of action for BMWED-IBT members.
>
> For many months since East Palestine, the BMWED has not been able to get assurances from the current leadership to implement needed policy and procedural changes to prevent such tragedies from reoccurring. At this juncture, seeing no path forward, we see no reason to support the current administration at Norfolk Southern."

THE BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYES / APRIL 25, 2024

Item 4: On April 26, 2024, Ancora Alternatives published the following press release.

 Ancora’s Proposed Directors and Management for Norfolk Southern Win Support from the Brotherhood of Locomotive Engineers and Trainmen Division of the International Brotherhood of Teamsters

Following Engagement with Proposed CEO Jim Barber and Proposed COO Jamie Boychuk, BLET Teamsters Concludes Current Leadership Must Change

BLET Teamsters Becomes Second Labor Union in as Many Days to Express Support for the Full Shareholder Slate and its Proposed Management

Together with BMWED Teamsters, Supportive Unions Represent Approximately Half of Norfolk Southern’s Unionized Workforce

April 26, 2024 10:15 AM Eastern Daylight Time

CLEVELAND--(BUSINESS WIRE)--Ohio-based Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”), which owns a large equity stake in Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern” or the “Company”), today announced that its seven candidates (the “Shareholder Slate”) for election to the Company’s 13-member Board of Directors (the “Board”) have received support from the Brotherhood of Locomotive Engineers and Trainmen Division of the International Brotherhood of Teamsters (“BLET Teamsters”). The BLET Teamsters represent locomotive engineers, conductors, brakemen, firemen, switchmen, hostlers and other train service employees at Norfolk Southern.

The BLET Teamsters is the second major labor union in as many days to support the Shareholder Slate and its management team, following the announcement of support from the BMWED Teamsters on April 25th. The nominees have collectively expressed their gratitude to the union. Collectively, the BMWED Teamsters and the BLET Teamsters represent approximately half of Norfolk Southern’s unionized workforce.

Regarding the BLET Teamsters’ decision, proposed CEO Jim Barber stated:

“It’s a privilege to receive support from the BLET Teamsters, who believe in our plan to improve performance, safety and employee relations at Norfolk Southern. Jamie Boychuk and I had an extremely productive conversation with the Brotherhood about the issues the railroad faces today under current management. We look forward to the opportunity to collaborate with the BLET Teamsters to build a more efficient, safer and sustainable railroad.”

Proposed COO Jamie Boychuk added:

“Jim and I have deep respect for unions, having both spent a significant portion of our careers as union members – Jim at UPS and me at Canadian National Railway. We recognize the hard work that the BLET Teamsters members and all of the Company’s employees put in every day, and we’re excited about the opportunity to work alongside them to move Norfolk Southern forward.”

The 2024 Annual Meeting of Shareholders is scheduled for May 9, 2024. Shareholders of Norfolk Southern are advised to carefully read the proxy statements that are available at www.SEC.gov or www.MoveNSCForward.com. Questions can be directed to Ancora’s proxy solicitor, DF King, by calling 1-866-227-7300. The Board of Norfolk Southern has 13 members. Ancora has nominated seven candidates for the Board and is seeking a majority because it believes that is the least-disruptive, highest-certainty path to installing qualified management and implementing a PSR strategy, the same strategy that has led to substantial operational improvements at all other publicly-traded Class I Railroads.

***

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. For more information about Ancora, please visit https://ancora.net.

Advisors

Cadwalader, Wickersham & Taft LLP is serving as legal advisor, with Longacre Square Partners LLC serving as communications and strategy advisor and D.F. King & Co., Inc. serving as proxy solicitor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern”), has also identified additional risks relating to its business in its public filings with the Securities and Exchange Commission (the “SEC”). Ancora Alternatives LLC (“Ancora Alternatives”), and as applicable the other participants in the proxy solicitation, have based these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Ancora Alternatives and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora Alternatives or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Ancora Alternatives that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Ancora Alternatives nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Ancora Alternatives does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives and the other Participants have filed a definitive proxy statement and accompanying BLUE proxy card (the “Definitive Proxy Statement”) with the SEC on March 26, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA ALTERNATIVES STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA ALTERNATIVES AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT ANCORA ALTERNATIVE’S WEBSITE AT WWW.MOVENSCFORWARD.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (SHAREHOLDERS CAN CALL TOLL-FREE: +1 (866) 227-7300).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Contacts

Longacre Square Partners
Greg Marose / Joe Germani, 646-386-0091
MoveNSCForward@longacresquare.com

D.F. King & Co., Inc.
Edward McCarthy
212-229-2634
MoveNSCForward@dfking.com